EXHIBIT 10.17
THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of March 16, 2006, between NATIONAL ENERGY GROUP, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, N.A., (as successor by merger with Wells Fargo Bank Minnesota, N.A.) a national banking association (the “Successor Trustee”).
WITNESSETH:
WHEREAS, the Company and Bank One, N.A. (“Bank One”) entered into that certain Indenture, dated as of August 21, 1997 (the “Original Indenture”) (capitalized terms used herein and not otherwise defined herein are used herein as defined in the Indenture);
WHEREAS, the Successor Trustee subsequently replaced Bank One as trustee under the Indenture;
WHEREAS, NEG Oil & Gas LLC (the “Holder”) is the beneficial holder of all of the outstanding Securities; and
WHEREAS, the amendment to the Indenture as hereinafter set forth is such as is permitted under Section 9.02 of the Indenture.
NOW, THEREFORE:
1.	The Company and the Successor Trustee mutually covenant and agree that the definition of the term “Maturity Date” contained in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows: “Maturity Date” means April 1, 2007.

2.	The Trustee assumes no responsibility for the correctness of the receitals contained herein.

3.	Except as modified by the Supplemental Indenture, the Original Indenture shall continue in full force and effect and unmodified. This Supplemental Indenture may be executed in one or more counterparts and shall be governed by the internal laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

NATIONAL ENERGY GROUP, INC., as Issuer
By:	/s/ BOB G. ALEXANDER
	Name:	Bob G. Alexander
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, N.A. (as successor by merger with Wells Fargo Bank Minnesota, N.A.), as Successor Trustee
By:	/s/ LYNN M. STEINER
	Name:	Lynn M. Steiner
	Title:	Vice President

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
NATIONAL ENERGY GROUP, INC.
March 16, 2006
* * * * * *
The undersigned, being all of the directors of National Energy Group, Inc., a Delaware corporation (the “Company”), hereby adopt the following resolutions in lieu of a meeting of the board of directors of the Company (the “Board”):
WHEREAS, the Board has determined that it is in the best interest of the Corporation to enter into a supplement (the “Supplemental Indenture”) to the Indenture dated August 21, 1997 (the “Indenture”), between the Company and Wells Fargo Bank, Minnesota, N.A. (as successor to Bank One, N.A.) (the “Trustee”), in order to extend the maturity date of the senior notes issued under the Indenture to April 1, 2007.
NOW THEREFORE BE IT:
     RESOLVED, that the Supplemental Indenture, in substantially the form attached hereto as Exhibit A, is hereby approved in all respects, and the proper officers of the Corporation are hereby authorized to execute the Supplemental Indenture and deliver the same to the Trustee; and be it further
     RESOLVED, that the proper officers of the Company be, and each hereby singly is, authorized, directed and empowered to take all such further action and to execute all such instruments and documents in the name of and on behalf of the Company and, under its corporate seal or otherwise, to pay all such costs and expenses as shall be necessary or appropriate in order to carry out the intent and accomplish the purposes of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the 16th day of March, 2006.
/s/ BOB G. ALEXANDER
BOB G. ALEXANDER
/s/ MARTIN L. HIRSCH
MARTIN L. HIRSCH
/s/ ROBERT H. KITE
ROBERT H. KITE
/s/ ROBERT J. MITCHELL
ROBERT J. MITCHELL
/s/ JACK G. WASSERMAN
JACK G. WASSERMAN
[Unanimous Written Consent of Board of Directors of National Energy Group, Inc. Approving
Supplemental Indenture Extending Maturity of 10 3/4% Senior Notes to April 1, 2007]